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                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement is made as of June 1, 2003 by TISM, Inc., a Michigan corporation (the "Company"), Domino's, Inc., a Delaware corporation and Domino's Pizza, LLC, a Michigan limited liability company (together with Domino's, Inc., the "Principal Subsidiaries") with David
A. Brandon (the "Executive").

                                    Recitals
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     1.  The operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of areas.

     2. The Executive has experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates.

     3. The Company and the Principal Subsidiaries entered into an Employment Agreement with the Executive dated as of March 31, 1999 (the "Original Agreement") and, subject to the terms and conditions hereinafter set forth, the Company wishes to continue to employ the Executive as its Chief Executive Officer and the Executive wishes to accept such employment.

     4. The Company, the Principal Subsidiaries and the Executive desire to amend and restate the terms and provisions of the Original Agreement.

                                    Agreement
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     Now, therefore, the parties hereto hereby agree that the Original Agreement is hereby amended and restated to read in its entirety as follows:

     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment, effective as of January 1, 2003 (the "Effective Date").

     2. Term. Subject to earlier termination as hereafter provided, the Executive shall be employed hereunder for a term commencing on the Effective Date and ending on December 31, 2008. The term of the Executive's employment under this Agreement is hereafter referred to as "the term of this Agreement" or "the term hereof".

     3.  Capacity and Performance.

         3.1. Offices. During the term hereof, the Executive shall serve the Company in the offices of Chairman and Chief Executive Officer. In such capacity, the Executive

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     will be responsible for the Company's operations and financial performance and the coordination of the Company's strategic direction. In addition, for so long as the Executive is employed by the Company and without further compensation, the Executive shall serve as a member of the Company's Board of Directors (the "Board") and as a director and officer of the Principal Subsidiaries and of one or more of the Company's other Affiliates if so elected or appointed from time to time. The Executive shall be subject to the direction of the Board and shall have such other powers, duties and responsibilities consistent with the Executive's position as Chairman and Chief Executive Officer as may from time to time be prescribed by the Board.

         3.2. Performance. During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform and discharge, faithfully, diligently and to the best of his ability, his duties and responsibilities hereunder. During the term hereof, the Executive shall devote his full business time exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental, political, charitable or academic position during the term of this Agreement, except for such directorships or other positions which he currently holds and has disclosed to the Company on Exhibit 3.2 hereof and except as otherwise may be approved in advance by the Board, which approval shall not be unreasonably withheld.

     4. Compensation and Benefits. As compensation for all services performed by the Executive under this Agreement and subject to performance of the Executive's duties and obligations to the Company and its Affiliates, pursuant to this Agreement or otherwise:

         4.1. Base Salary. During the term hereof, the Company shall pay the Executive a base salary at the rate of $600,000 per year, payable in accordance with the payroll practices of the Company for its executives and subject to increase from time to time by the Board in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary".

         4.2. Bonus Compensation. During the term hereof, the Company shall pay the Executive an annual bonus (the "Bonus") the amount of which shall be determined by the Board based on the Executive's achievement of performance objectives for each year, as established by the Board in consultation with the Executive. The maximum amount of the Bonus (prior to any proration) is 200% of Base Salary. Whenever any Bonus payable to the Executive is stated in this Agreement to be prorated for any period of service less than a full year, such Bonus shall be prorated by multiplying
     (x) the amount of the Bonus otherwise payable for the applicable fiscal year in accordance with this Section 4.2 by (y) a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days during the applicable fiscal year for which the Executive was employed by the Company. Any compensation paid to the Executive as Bonus shall be in addition to the Base Salary, but shall be in lieu of participation in any other incentive, stock

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     option, stock purchase, profit sharing, deferred compensation, bonus compensation or severance program which the Company or one of the Principal Subsidiaries, as applicable, may adopt or continue from time to time (other than the Executive's purchased stock and options in accordance with Section 4.3).

         4.3.   Stock/Options.

                4.3.1. Stock/Options Purchased or Granted Prior to January 1, 2003. Reference is made to the following shares of Company Stock purchased by the Executive or options to purchase stock granted to the Executive prior to January 1, 2003:

                       (a) Purchased Shares. (i) 400,000 shares of Class A-3
                Common Stock purchased by the Executive on June 15, 1999 for $0.50 per share; and (ii) 44,444 shares of Class L Common Stock purchased by the Executive on June 15, 1999 for $40.50 per share (collectively, the "Purchased Shares").

                       (b) Options. (a) Brandon Basic Class A Option Agreement
                dated March 31, 1999 granting the Executive the right to purchase 756,258 shares of Class A-3 Common Stock for $0.50 per share; (b) Brandon 4X Class A Option Agreement dated March 31, 1999 granting the Executive the right to purchase 756,258 shares of Class A-3 Common Stock for $0.50 per share; and (c) Brandon Basic Class A Option Agreement dated January 1, 2002 granting the Executive the right to purchase 250,000 shares of Class A-3 Common Stock for $3.50 per share (collectively, the "Outstanding Options").

         Each of the above-referenced Purchased Shares shall remain outstanding and each of the above-referenced Outstanding Options shall continue for such period or periods and in accordance with such terms as are set out in the subscription agreement, option agreement or other governing documents relating to such purchase or grant and shall not be affected by the terms of this Agreement except as otherwise expressly provided herein. As of the Effective Date, the outstanding shares of the Company's Class A Common Stock and Class L Common Stock (collectively, the "Common Stock") and all options to purchase Common Stock are held as set forth on Exhibit A-1 hereto.

                4.3.2. Recapitalization. As of the date hereof, the Company has proposed a recapitalization of the Company pursuant to which the Company and the Principal Subsidiaries will enter into a series of transactions in which the Company will enter into a new senior secured credit facility and issue new senior subordinated notes due 2011 in order to repay all outstanding indebtedness under its existing senior secured credit facility, repurchase its outstanding senior

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         subordinated notes due 2009, redeem its outstanding 11.5% cumulative preferred stock and pay a dividend on its outstanding common stock (the "Recapitalization"). The Recapitalization is scheduled to close on or about June 25, 2003. Upon the consummation of the Recapitalization, the vesting of all Outstanding Options shall accelerate and any performance requirements on Outstanding Options shall be deemed satisfied, so that all Outstanding Options become exercisable in full. If the Recapitalization is not consummated during the term hereof, all Outstanding Options shall vest and become exercisable in accordance with the applicable option agreement or other governing document.

                4.3.3. New Stock Awards. Upon the consummation of the Recapitalization, the Company shall grant to the Executive, pursuant to the Company's stock option plan for management and employees of the Company and its Affiliates attached hereto as Exhibit A-2, as from time to time in effect (the "Plan"), options to purchase a total of 440,000 shares of Class A Common Stock at an exercise price per share equal to the fair market value of the Company's Class A Common Stock on the date of grant, as determined by the Board (the "New Options"). The New Options shall be granted pursuant to the option agreement substantially in the form of Exhibit A-3 hereto.

                4.3.4. Prior to issuing any shares or options to the Executive, the Company may require that the Executive provide such representations regarding the Executive's sophistication and investment intent and other such matters as the Company may reasonably request. None of the Company's securities will be registered under applicable securities laws for the indefinite future and there will be substantial restrictions on resale imposed by the Company's corporate charter, the stockholders agreement and applicable law. The Purchased Shares, the Outstanding Options, the New Options and any shares issued upon exercise of the Outstanding Options or the New Options shall be subject to the terms of the stockholders agreement dated as of December 21, 1998 among the Company and certain of its stockholders, as from time to time in effect (the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit A-4.

         4.4. Vacations. During the term hereof, the Executive shall be entitled to four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. The Executive may not accumulate or carry over from one calendar year to another any unused, accrued vacation time. The Executive shall not be entitled to compensation for vacation time not taken.

         4.5.   Other Benefits.

                4.5.1. During the term hereof and subject to any contribution therefor generally required of executives of the Company or one of the Principal

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         Subsidiaries, as applicable, the Executive shall be entitled to participate in all employee benefit plans, including without limitation any 401(k) plan, from time to time adopted by the Board and in effect for executives of the Company or one of the Principal Subsidiaries, as applicable, generally (except to the extent such plans are in a category of benefit otherwise provided the Executive hereunder and in any event excluding any incentive, stock option, stock purchase, profit sharing, deferred compensation, bonus compensation or severance programs). Such participation shall be subject to (i) the terms of the applicable plan documents and (ii) generally applicable policies of the Company or one of the Principal Subsidiaries, as applicable. Any of the Company and the Principal Subsidiaries may alter, modify, add to or delete their employee benefit plans at any time as the Board, in its sole judgment, determines to be appropriate.

                4.5.2. Notwithstanding anything set forth in Section 4.5.1, during the term hereof and subject to any contribution therefor generally required of executives of the Company or one of the Principal Subsidiaries, as applicable, Executive and his spouse will be entitled to participate in the Company's health plan in accordance with the terms of the applicable plan documents. Following termination of the Executive's employment for any reason (including the expiration of the term of this Agreement), other than by the Company for Cause pursuant to Section 5.3 or by the Executive without Good Reason pursuant to
         Section 5.6, the Company will furnish to the Executive during his lifetime, and to the Executive's spouse during her lifetime, medical coverage at least equivalent to that being provided by the Company at the time of termination (the "Health Benefit"). To the extent that the Company either is unable to provide the Health Benefit through the Company's medical plan or is unable to provide non-discriminatory group medical coverage to the Executive equal to the Health Benefit, it will reimburse the Executive annually for the cost of individual medical coverage providing the Health Benefit to the Executive and his spouse, or if such individual coverage is unavailable, the Company will reimburse the Executive for actual medical expenditures covered by the Health Benefit. When the Executive and his spouse, as applicable, become eligible for Medicare, the coverage or reimbursement provided by the Company will be limited to the cost of supplemental Medicare insurance to provide the Health Benefit or the reimbursement for medical expenditures in excess of supplemental Medicare insurance coverage necessary to provide the Health Benefit, as applicable. For purposes of this Section, "spouse" shall mean Executive's spouse during the term hereof and, with respect to benefits to be provided following termination of the Executive's employment, "spouse" shall mean Executive's spouse at the time of termination of the Executive's employment.

         4.6. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses, including without limitation the cost of first class air travel, incurred or paid by the Executive in the performance of his duties and

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     responsibilities hereunder, subject to (i) any expense policy of the
     Company or one of the Principal Subsidiaries, as applicable, set by the Board from time to time, other than with respect to first class air travel, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Board from time to time.

         4.7.   Miscellaneous.

                4.7.1. The Company shall pay or reimburse the Executive for the Executive's World Presidents Organization/Detroit Presidents Organization dues and expenses, of approximately $11,000 per year, with Board approval of any material increase in cost above such amount.

                4.7.2. The Company will provide the Executive with directors and officers insurance and personal liability protection described on Exhibit B.

                4.7.3. The Executive will be permitted personal use of the Company plane at a usage level and cost to be negotiated with the Board of Directors from time to time at rates in accordance with Standard Industrial Fare Level rates stipulated by the U.S. Department of Transportation or in the Time Sharing Agreement dated December 2, 2002 between Executive and Domino's Pizza, LLC. The use by Executive of the Company plane may be curtailed or terminated by the Company if the Board in good faith determines after consultation with the Executive that the Company's financial performance or condition indicates that it is advisable to do so.

                4.7.4. The Company shall pay or reimburse the Executive for his reasonable legal fees and expenses incurred in connection with the review of this Agreement and other agreements referred to herein in an aggregate amount not to exceed $10,000.

     5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

         5.1. Retirement or Death. In the event of the Executive's retirement or death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's retirement after the age of sixty-five with the prior consent of the Board or death during the term hereof, the Company shall pay to the Executive (or in the case of death, the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate) any Base Salary earned but unpaid through the date of such retirement or death, any Bonus for the fiscal year preceding the year in which such retirement or death occurs that was earned but has not yet been paid and, at the times the Company pays its executives bonuses in accordance with its general payroll policies, an amount equal to that portion of any Bonus

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     earned but unpaid during the fiscal year of such retirement or death
     (pro-rated in accordance with Section 4.2).

         5.2.   Disability.

                5.2.1. The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for an aggregate of one hundred twenty (120) days during any period of three hundred and sixty-five (365) consecutive calendar days.

                5.2.2. The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.1 and to receive benefits in accordance with Section 4.5, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan maintained by the Company or one of the Principal Subsidiaries, as applicable, or until the termination of his employment, whichever shall first occur. Upon becoming so eligible, or upon such termination, whichever shall first occur, the Company shall pay to the Executive any Base Salary earned but unpaid through the date of such eligibility or termination and any Bonus for the fiscal year preceding the year of such eligibility or termination that was earned but unpaid. During the eighteen month period from such date, the Company shall pay the Executive, at its regular pay periods, an amount equal to the difference between the Base Salary and the amounts of disability income benefits that the Executive receives pursuant to the above-referenced disability income plan in respect of such period. At the times the Company pays its executives bonuses generally, the Company shall pay the Executive an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such eligibility or termination (pro-rated in accordance with Section 4.2).

                5.2.3. Except as provided in Section 5.2.2, while receiving disability income payments under any disability income plan maintained by the Company or one of the Principal Subsidiaries, as applicable, the Executive shall not be entitled to receive any Base Salary under
         Section 4.1 or Bonus payments under Section 4.2 but shall continue to participate in benefit plans of the Company or one of the Principal Subsidiaries, as applicable, in accordance with Section 4.5 and the terms of such plans, until the termination of his employment and, solely with respect to benefits provided under Section 4.5.2, thereafter.

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                5.2.4. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Board's determination of the issue shall be binding on the Executive.

         5.3. By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following events or conditions shall constitute "Cause" for termination:
     (i) the Executive's willful failure to perform (other than by reason of disability), or gross negligence in the performance of, his duties to the Company or any of its Affiliates, and the Executive does not cure such failure or negligence within the 25-day period immediately following his receipt of such written allegations from the Board, (ii) the commission of fraud, embezzlement or theft by the Executive with respect to the Company or any of its Affiliates; or (iii) the conviction of the Executive of, or plea by the Executive of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude. Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive hereunder, other than for Base Salary earned but unpaid through the date of termination. Without limiting the generality of the foregoing, the Executive shall not be entitled to receive any Bonus amounts which have not been paid prior to the date of termination.

         5.4. By the Company other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination, then the Company shall pay the Executive (i) Base Salary earned but unpaid through the date of termination, plus (ii) twenty-four (24) monthly severance payments, each in an amount equal to the Executive's monthly base compensation in effect at the time of such termination (i.e., 1/12th of the Base Salary), plus
     (iii) any unpaid portion of any Bonus for the fiscal year preceding the year in which such termination occurs that was earned but has not been paid, plus (iv) at the times the Company pays its executives bonuses generally, an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such termination (pro-rated in accordance with Section 4.2).

         5.5. By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute "Good

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     Reason" for termination by the Executive: (i) failure of the Company to continue the Executive in the position of Chairman and Chief Executive Officer; (ii) material diminution in the nature and scope of the Executive's responsibilities, duties or authority, including without limitation the failure to continue the Executive as a member of the board of directors of the Company or either of the Principal Subsidiaries; provided, however, that the failure to so continue the Executive shall not constitute Good Reason if such failure occurs in connection with the sale or other disposition of the corporation as to which he has ceased to have board membership; and provided, further, that the Company's failure to continue the Executive's appointment or election as a director or officer of any of its Affiliates (exclusive of the Principal Subsidiaries) and any diminution of the business of the Company or any of its Affiliates shall not constitute Good Reason; (iii) material failure of the Company to provide the Executive the Base Salary and benefits (including Company-sponsored fringe benefits) in accordance with the terms of Section 4 hereof; or (iv) relocation of the Executive's office to an area outside a 50-mile radius of the Company's current headquarters in Ann Arbor, Michigan. In the event of termination in accordance with this Section 5.5, then the Company shall pay the Executive the amounts specified in Section 5.4.

         5.6. By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon ninety (90) days' notice to the Company. In the event of termination of the Executive pursuant to this Section 5.6, the Board may elect to waive the period of notice, or any portion thereof. The Company will pay the Executive his Base Salary for the notice period, except to the extent so waived by the Board. Upon the giving of notice of termination of the Executive's employment hereunder pursuant to this Section 5.6, the Company shall have no further obligation or liability to the Executive, other than (i) payment to the Executive of his Base Salary for the period (or portion of such period) indicated above and (ii) at the times the Company pays its executives bonuses generally, an amount equal to that portion of any Bonus earned but unpaid during the fiscal year of such termination (pro-rated in accordance with Section 4.2).

         5.7. Post-Agreement Employment. In the event the Executive remains in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will.

     6. Effect of Termination. The provisions of this Section 6 shall apply in the event of termination due to the expiration of the term, pursuant to
Section 5 or otherwise.

         6.1. Payment in Full. Payment by the Company of any Base Salary, Bonus or other specified amounts that are due the Executive under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company and its Affiliates to the Executive, except that nothing in this Section 6.1 is intended or shall be construed to affect the rights and obligations of the Company and its Affiliates, on the one hand, and the Executive, on the other, with respect to any option plans, option

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     agreements, subscription agreements, stockholders agreements or other agreements to the extent said rights or obligations survive termination of employment under the provision of documents relating thereto.

         6.2. Termination of Benefits. Except for continued medical insurance coverage provided pursuant to Sections 4.5.2 or 5.2 hereof and any right of continuation of health coverage at the Executive's cost to the extent provided by Sections 601 through 608 of ERISA, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payments to the Executive following termination of his employment.

         6.3. Survival of Certain Provisions. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purpose of other surviving provisions, including, without limitation, the obligations of the Executive under Sections 7 and 8 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Sections 5.2, 5.4 or 5.5 hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7 and 8 hereof. The Executive recognizes that, except as expressly provided in Section 5.2, 5.4 or 5.5, no compensation is earned after termination of employment.

     7.  Confidential Information; Intellectual Property.

         7.1. Confidentiality. The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information; that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never use or disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates) any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

         7.2. Return of Documents. All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

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         7.3.   Assignment of Rights to Intellectual Property. The Executive
     shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     8.  Restricted Activities.

         8.1. Agreement not to Compete with the Company. The Executive agrees that during the Executive's employment hereunder and for a period of twenty-four months following the date of termination thereof (the "Non-Competition Period"), he will not, directly or indirectly, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which competes with, any business, venture or activity being conducted or actively being planned to be conducted by the Company or being conducted or known by the Executive to be actively being planned to be conducted by a group or division of the Company or by any of its Affiliates, at or prior to the date (the "Date of Termination") on which the Executive's employment under this Agreement is terminated, in the United States or any other geographic area where such business is being conducted or actively being planned to be conducted at or prior to the Date of Termination. Notwithstanding the foregoing, ownership of not more than five percent of any class of equity security of any publicly held corporation shall not, of itself, constitute a violation of this Section 8.

         8.2. Agreement Not to Solicit Employees or Customers of the Company. The Executive agrees that during employment and during the Non-Competition Period he will not, directly or indirectly, (a) recruit or hire or otherwise seek to induce any employees of the Company or any of the Company's Affiliates to terminate their employment or violate any agreement with or duty to the Company or any of the Company's Affiliates, or (b) solicit or encourage any franchisee or vendor of the Company or of any of the Company's Affiliates to terminate or diminish its relationship with any of them or to violate any agreement with any of them, or, in the case of a franchisee, to conduct with any Person any business or activity that such franchisee conducts or could conduct with the Company or any of the Company's Affiliates.

     9. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants or agreements contained in Sections 7 or 8 hereof, the damage to the Company and its Affiliates could be irreparable. The Executive therefore agrees that the Company and its Affiliates, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants or agreements. The parties further agree that in the event that any provision of Section 7 or 8 hereof shall be determined by any Court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or solicitation or similar covenants or other obligations that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company or any of its Affiliates any proprietary information of a third party without such party's consent.

     11. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 11 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

         11.1. Affiliates. "Affiliates" shall mean the Principal Subsidiaries and all other persons and entities controlling, controlled by or under common control with the Company, where control may be by management authority or equity interest.

         11.2. Confidential Information. "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business, and any and all information the disclosure of which would otherwise be adverse to the interests of the Company or any of its Affiliates. Confidential Information includes without limitation such information relating to (i) the products and services sold or offered by the Company or any of its Affiliates (including without limitation recipes, production processes and heating technology), (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity of the suppliers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes information that the Company or any of its

     Affiliates have received belonging to others with any understanding, express or implied, that it would not be disclosed.

         11.3. ERISA. "ERISA" means the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and, in the case of any referenced section thereof, any successor section thereto, collectively and as from time to time amended and in effect.

         11.4. Intellectual Property. "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts, recipes and ideas (whether or not patentable or copyrightable or constituting trade secrets or trade marks or service marks) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the Business or any prospective activity of the Company or any of its Affiliates.

         11.5. Person. "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust and any other entity or organization.

     12. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     13. Miscellaneous.

         13.1. Assignment. Neither the Company nor the Principal Subsidiaries nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company or any of the Principal Subsidiaries may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company or such Principal Subsidiary shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person, in which event such other Person shall be deemed the "Company" or a "Principal Subsidiary" hereunder, as applicable, for all purposes of this Agreement; provided, further, that nothing contained herein shall be construed to place any limitation or restriction on the transfer of the Company's Common Stock in addition to any restrictions set forth in any stockholder agreement applicable to the holders of such shares. This Agreement shall inure to the benefit of and be binding upon the Company, the Principal Subsidiaries and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

         13.2. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         13.3. Waiver; Amendment. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and any expressly authorized representative of the Company and the Principal Subsidiaries.

         13.4. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to:

                Mr. David A. Brandon
                660 Barton Shore Drive
                Ann Arbor, MI 48105

         with a copy to:

                Ms. Margaret A. Hunter
                Dykema Gossett PLLC
                400 Renaissance Center
                Detroit, MI  48243-1668

     or, (b) in the case of the Company, at its principal place of business and to the attention of Board of Directors, with a copy to: Ropes & Gray, One International Place, Boston, MA 02110-1617, Attention: R. Newcomb Stillwell; or to such other address as either party may specify by notice to the other actually received.

         13.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with the Company, its Affiliates or any of their predecessors, with respect to the terms and conditions of the Executive's employment.

         13.6. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

         13.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         13.8. Joint and Several Liability. The Company and the Principal Subsidiaries shall be jointly and severally liable for all payment obligations of the Company pursuant to this Agreement.

         13.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Michigan without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         13.10. Consent to Jurisdiction. Each of the Company and the Executive by its or his execution hereof, (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of Michigan for the purpose of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof and (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Company and the Executive hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.4 hereof is reasonably calculated to give actual notice.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE COMPANY:                              TISM, INC.


                                          By:     /s/ Harry J. Silverman
                                             ----------------------------------
                                                    Harry J. Silverman
                                                      Vice President


PRINCIPAL SUBSIDIARIES:                   DOMINO'S, INC.


                                          By:     /s/ Harry J. Silverman
                                             ----------------------------------
                                                     Harry J. Silverman
                                                       Vice President


                                          DOMINO'S PIZZA, LLC


                                          By:     /s/ Harry J. Silverman
                                             ----------------------------------
                                                   Harry J. Silverman
                                                      Vice President


THE EXECUTIVE:                            By:      /s/ David A. Brandon
                                             ----------------------------------
                                                     David A. Brandon

                                   Exhibit 3.2
                                   -----------

                                DAVID A. BRANDON
                                ----------------

                               CURRENT ACTIVITIES
                               ------------------
                                   (June 2003)

I.   FOR PROFIT CORPORATION BOARDS:
     -----------------------------

     A.  The TJX Companies, Inc. (Director)
     B.  Edwards Brothers (Director)

II.  NOT-FOR-PROFIT CORPORATION BOARDS:
     ---------------------------------

     A.  Institute for Preventative Medicine (Advisory Board)
     B.  America's Thanksgiving Day Parade Co. (Director)
     C.  Purple Rose Theater (Director)
     D.  St. Jude Hospital (Advisory Board)
     E.  David A. Brandon Foundation (Director)
     F.  Detroit Renaissance Board (Director)

III. UNIVERSITY OF MICHIGAN INVOLVEMENT:
     ----------------------------------

     A.  Regent
     B.  Business School Visiting Committee
     C.  Mott's Childrens Hospital - Advisory Board
     D.  Michigan Urologic Center, Executive Advisory Board (Chairman)

IV.  CONSULTING AGREEMENT:
     --------------------

     A.  Valassis Communications, Inc.

V.   POLITICAL ACTIVITIES:
     --------------------

     Republican Party
         1.  Precinct Delegate
         2.  State Committee Member

                                   Exhibit A-1
                                   -----------

                            OUTSTANDING COMMON STOCK

400,000 Shares of TISM Class A-3 Common Shares
44,444 Shares of TISM Class L Common Shares

Options to purchase 1,762,516 Class A-3 Common Shares

                                   Exhibit A-2
                                   -----------

                                   OPTION PLAN

                                   Exhibit A-3
                                   -----------

                            FORM OF OPTION AGREEMENT

                                   Exhibit A-4
                                   -----------

                             STOCKHOLDERS AGREEMENT

                                    Exhibit B
                                    ---------

                 D&O INSURANCE AND PERSONAL LIABILITY PROTECTION

     The Company will provide the Executive with the coverage described in this Exhibit B or such other coverage as the Company shall from time to time select that shall be not substantially less favorable to the Executive than the coverage described herein.